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                                 EXHIBIT 4(b)

                            RIDERS AND ENDORSEMENTS


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                    CANADA LIFE INSURANCE COMPANY OF NEW YORK

                    DEATH BENEFIT AND FEE CHANGE ENDORSEMENT


This endorsement is part of the policy to which it is attached. The endorsement changes the policy as provided below.

The provision titled Proceeds On Death Of Annuitant Before Annuity Date or Maturity Date (The Death Benefit) is deleted in its entirety and replaced by the following:


     PROCEEDS ON DEATH OF THE LAST SURVIVING ANNUITANT BEFORE ANNUITY DATE OR MATURITY DATE (THE DEATH BENEFIT)

     If we receive due proof of death of the last surviving annuitant before the annuity date or maturity date, (such "due proof"), the proceeds we will pay to the beneficiary is the death benefit. The death benefit is the greater of:

          1. the premiums paid, less a) any partial withdrawals, including applicable surrender charges; and b) any incurred taxes; or
          2. the policy value on the date we receive due proof of the last surviving annuitant's death; or
          3. the highest anniversary value immediately preceding the date of death. The highest anniversary value is equal to the greatest anniversary value attained from the following: As of the date of receipt of due proof of death, the Company will calculate an anniversary value for each policy anniversary prior to the deceased's attained age 81. The anniversary value is equal to the policy value on a policy anniversary, increased by the dollar amount of any premium payment made since that anniversary and reduced by the dollar amount of any partial surrenders since that anniversary.

     If on the date the policy was issued, any annuitant was attained age 81 or more, then the death benefit is the policy value.

The Policy Details page is changed as follows:

          -    "*" is added after the words "ANNUAL ADMINISTRATION CHARGE $30)

          - The sentence: "* If the policy value on the policy anniversary is $35,000 or more, we will waive the policy administration charge for the prior policy year" is added.

          - The Annualized Rate of Daily Administrative Fee is changed from 0.35% to 0.15%.

         /s/ David A. Hopkins                         /s/ D.A. Lorey
           Secretary                                     President



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                   CANADA LIFE INSURANCE COMPANY OF NEW YORK
                                  HOME OFFICE:
                500 MAMARONECK AVENUE, HARRISON, NEW YORK 10528
                              PHONE (914) 835-8400

                       INDIVIDUAL RETIREMENT ANNUITY RIDER

This Rider is part of the Policy. The Policy is intended to qualify as an individual retirement annuity under Section 408(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and may be purchased pursuant to a simplified employee pension intended to qualify under Section 408(k) of the Code. The following provisions apply and replace any contrary Policy provisions:

1.       You shall be the owner.

2. The Policy is not transferable or assignable (other than pursuant to a divorce decree) and is established for the exclusive benefit of you and your beneficiaries. It may not be sold, assigned, alienated, or pledged as collateral for a loan or as security.

3.       Your entire interest in the Policy shall be nonforfeitable.

4. The premium payment(s) shall be in cash and, except in the case of rollover contributions described in Sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code, shall not exceed: a) $2,000 for any taxable year; or b) if a premium payment is made by your employer to the Policy in accordance with the terms of a simplified employee pension plan described in Section 408(d) of the Code, $30,000 for any taxable year. You shall have the sole responsibility for determining whether any premium payment qualifies as a rollover or simplified employee pension contributions, whether it is deductible for income tax purposes, and whether other applicable income tax requirements are met.

5. The Policy does not require fixed premium payments. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of additional premiums (as applicable or under another IRA) or the purchase of additional benefits.

6. The Annuity Date is the date your entire Policy value will be distributed or commence to be distributed to you. Your Annuity Date shall be no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

7. With respect to any amount which becomes payable under the Policy during your lifetime, such payment shall commence on or before the Annuity Date and shall be payable in substantially equal amounts, no less frequently than annually. Payments shall be made in the manner as follows:

         (a) in a lump sum; or
         (b) over your life; or
         (c) over the lives of you and your designated beneficiary; or
         (d) over a period certain not exceeding your life expectancy, if this payment option is available under the terms of your Policy; or
         (e) over a period certain not exceeding the joint and last survivor expectancy of you and your designated beneficiary, if this payment option is available under the terms of your Policy.

         If your entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year (commencing with the calendar year following the calendar year in which you attain age 70 1/2 and each year thereafter) shall be determined in accordance with Code Section 408(b)(3) and the regulations thereunder, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code and the regulations thereunder, and the minimum distribution incidental benefit requirement of Proposed Income Tax Regulation
         Section 1.401(a)(9)-2. Payment must either be nonincreasing or may increase only as provided in Proposed Income Tax Regulation Section 1.401(a)(9)-1, Q&A F-3.


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8.       If you die after distribution of your interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

         If you die before distribution has begun, the entire interest must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs. However, proceeds which are payable to a named beneficiary who is a natural person may be distributed in substantially equal installments over the lifetime of the beneficiary or a period certain not exceeding the life expectancy of the beneficiary provided such distributions begin not later than December 31 of the calendar year following the calendar year in which your death occurred. If the beneficiary is your surviving spouse, the beneficiary may elect not later than December 31 of the calendar year in which the fifth anniversary of your death occurs to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the date on which you would have attained age 70 1/2. Payments will be calculated in accordance with Code Section 408(b)(3) and the regulations thereunder.

         For the purposes of this requirement, any amount paid to any of your children will be treated as if it had been paid to your surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

         If you die before your entire interest has been distributed, no additional cash premiums or rollover contributions will be accepted under the Policy after your death unless the beneficiary is your surviving spouse.

9. For purposes of the foregoing provisions, life expectancy and joint and last survivor expectancy shall be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 in accordance with Code Section 408(b)(3) and the regulations thereunder. In the case of distributions under paragraph 6 of this Rider, your life expectancy or, if applicable, the joint and last survivor expectancy of you and your beneficiary will be initially determined on the basis of your attained ages in the year you reach age 70 1/2. In the case of a distribution under paragraph 7 of this Rider, life expectancy will be initially determined on the basis of your beneficiary's attained age in the year distributions are required to commence. Unless you (or your spouse) elect otherwise prior to the date distributions are required to commence, your life expectancy and, if applicable, your spouse's life expectancy will be recalculated annually based on your attained ages in the year for which the required distribution is being determined. The life expectancy of a nonspouse beneficiary will not be recalculated.

         In the case of a distribution other than as life income or joint life income, the annual distribution required to be made by your Annuity Date is for the calendar year in which you reached age 70 1/2. Annual payments for subsequent years, including the year in which your Annuity Date occurs, must be made by December 31 of that year. The amount distributed for each year shall equal or exceed the annuity value as of the close of business on December 31 of the preceding year, divided by the applicable life expectancy or joint and last survivor expectancy.

         You may satisfy the minimum distribution requirements under Section 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirement for two or more IRAs. For this purpose, if you own two or more IRAs, you may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

         You or your beneficiary, as applicable, shall have the sole responsibility for requesting a distribution that complies with this Rider and applicable law.

10. We reserve the right to amend the Policy or this Rider to the extent necessary to qualify as an individual retirement annuity for federal income tax purposes.

                  /s/ David A. Hopkins                /s/ D.A. Loney
                  Secretary                           President



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                    CANADA LIFE INSURANCE COMPANY OF NEW YORK
                                  HOME OFFICE:
                 500 MAMARONECK AVENUE, HARRISON, NEW YORK 10528
                              PHONE (914) 835-8400

                    ROTH INDIVIDUAL RETIREMENT ANNUITY RIDER

This Rider is part of the Policy. The Policy is intended to qualify as a Roth individual retirement annuity ("Roth IRA") under Section 408A of the Internal Revenue Code of 1986, as amended (the "Code"). The following provisions apply and replace any contrary Policy provisions:

1.       You shall be the owner.

2. The Policy is not transferable or assignable (other than pursuant to a divorce decree) and is established for the exclusive benefit of you and your beneficiaries. It may not be sold, assigned, alienated, or pledged as collateral for a loan or as security.

3.       Your entire interest in the Policy shall be nonforfeitable.

4. The premium payment(s) shall be in cash and, except in the case of rollover contributions described in Sections 408(d)(3), 408A(c)(3)(B), 408A(c)(6), and 408A(e) of the Code, or transfers from another Roth IRA or individual retirement account or annuity, shall not exceed $2,000 for any taxable year. You shall have the sole responsibility for determining whether any premium payment qualifies as a rollover or meets other applicable income tax requirements.

5. The Policy does not require fixed premium payments. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of additional premiums (as applicable or under another IRA) or the purchase of additional benefits.

6. The entire interest in the Policy must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs. However, proceeds which are payable to a named beneficiary who is a natural person may be distributed in substantially equal installments over the lifetime of the beneficiary or a period certain not exceeding the life expectancy of the beneficiary provided such distributions begin not later than December 31 of the calendar year following the calendar year in which your death occurred. If the beneficiary is your surviving spouse, the beneficiary may elect not later than December 31 of the calendar year in which the fifth anniversary of your death occurs to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the date on which you would have attained age 70 1/2. Payments will be calculated in accordance with Code Sections 408(b)(3) and 408A(c)(5), and the regulations thereunder.

         For the purposes of this requirement, any amount paid to any of your children will be treated as if it had been paid to your surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

         If you die before your entire interest has been distributed, no additional cash premiums or rollover contributions will be accepted under the Policy after your death unless the beneficiary is your surviving spouse.

         Your beneficiary shall have the sole responsibility for requesting a distribution that complies with this Rider and applicable law.


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7.       For purposes of the foregoing provision, life expectancy shall be determined by use of the expected return multiples in Table V of Treasury Regulation Section 1.72-9 in accordance with Code Section 408(b)(3) and the regulations thereunder. Life expectancy will be initially determined on the basis of your beneficiary's attained age in the year distributions are required to commence. Unless your spouse elects otherwise prior to the date distributions are required to commence, your spouse's life expectancy will be recalculated annually based on your spouse's attained age in the year for which the required distribution is being determined. The life expectancy of a nonspouse beneficiary will not be recalculated.

         You may satisfy the minimum distribution requirements under Sections 408(b)(3) and 408A(c)(5) of the Code by receiving a distribution from one Roth IRA that is equal to the amount required to satisfy the minimum distribution requirement for two or more Roth IRAs. For this purpose, if you own two or more Roth IRAs, you may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

8. We reserve the right to amend the Policy or this Rider to the extent necessary to qualify as an individual retirement annuity for federal income tax purposes.



                  /s/ David A. Hopkins                /s/ D.A. Loney
                  Secretary                           President


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                    CANADA LIFE INSURANCE COMPANY OF NEW YORK
                                  HOME OFFICE:
                 500 MAMARONECK AVENUE, HARRISON, NEW YORK 10528
                              PHONE (914) 835-8400

                   SIMPLE INDIVIDUAL RETIREMENT ANNUITY RIDER

This Rider is part of the Policy. The Policy is intended to qualify as a SIMPLE individual retirement annuity ("SIMPLE IRA") under Section 408(p) of the Internal Revenue Code of 1986, as amended (the "Code"). The following provisions apply and replace any contrary Policy provisions:

1.       You shall be the owner.

2. The Policy is not transferable or assignable (other than pursuant to a divorce decree) and is established for the exclusive benefit of you and your beneficiaries. It may not be sold, assigned, alienated, or pledged as collateral for a loan or as security.

3.       Your entire interest in the Policy shall be nonforfeitable.

4. This SIMPLE IRA will accept only cash contributions made on your behalf pursuant to the terms of a SIMPLE IRA Plan described in Code Section 408(p). A rollover contribution or a transfer of assets from another of your SIMPLE IRAs will also be accepted.

         You shall have the sole responsibility for determining whether any premium payment, rollover, or transfer complies with applicable law.

         If contributions made on your behalf pursuant to a SIMPLE IRA Plan maintained by your employer are received directly by us from the employer, we will provide the employer with the summary description required by Code Section 408(1)(2).

5. The Policy does not require fixed premium payments. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of additional premiums (as applicable or under another IRA) or the purchase of additional benefits.

6. The Annuity Date is the date your entire Policy value will be distributed or commence to be distributed to you. Your Annuity Date shall be no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

7. With respect to any amount which becomes payable under the Policy during your lifetime, such payment shall commence on or before the Annuity Date and shall be payable in substantially equal amounts, no less frequently than annually. Payments shall be made in the manner as follows:

         (a)      in a lump sum; or
         (b)      over your life; or
         (c)      over the lives of you and your designated beneficiary; or
         (d) over a period certain not exceeding your life expectancy, if this payment option is available under the terms of your Policy; or
         (e) over a period certain not exceeding the joint and last survivor expectancy of you and your designated beneficiary, if this payment option is available under the terms of your Policy.

         If your entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year (commencing with the calendar year following the calendar year in which you attain age 70 1/2 and each year thereafter) shall be determined in accordance with Code Section 408(b)(3) and the regulations thereunder, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code and the regulations thereunder, and the minimum distribution incidental benefit requirement of Proposed Income Tax Regulation
         Section 1.401 (a)(9)-2. Payment must either be nonincreasing or may increase only as provided in Proposed Income Tax Regulation Section 1.401(a)(9)-1, Q&A F-3.



                                                                          Page 1
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8.       If you die after distribution of your interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

         If you die before distribution has begun, the entire interest must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs. However, proceeds which are payable to a named beneficiary who is a natural person may be distributed in substantially equal installments over the lifetime of the beneficiary or a period certain not exceeding the life expectancy of the beneficiary provided such distributions begin not later than December 31 of the calendar year following the calendar year in which your death occurred. If the beneficiary is your surviving spouse, the beneficiary may elect not later than December 31 of the calendar year in which the fifth anniversary of your death occurs to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the date on which you would have attained age 70 1/2. Payments will be calculated in accordance with Code Section 408(b)(3) and the regulations thereunder.

         For the purposes of this requirement, any amount paid to any of your children will be treated as if it had been paid to your surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

         If you die before your entire interest has been distributed, no additional cash premiums or rollover contributions will be accepted under the Policy after your death unless the beneficiary is your surviving spouse.

9. For purposes of the foregoing provisions, life expectancy and joint and last survivor expectancy shall be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 in accordance with Code Section 408(b)(3) and the regulations thereunder. In the case of distributions under paragraph 6 of this Rider, your life expectancy or, if applicable, the joint and last survivor expectancy of you and your beneficiary will be initially determined on the basis of your attained ages in the year you reach age 70 1/2. In the case of a distribution under paragraph 7 of this Rider, life expectancy will be initially determined on the basis of your beneficiary's attained age in the year distributions are required to commence. Unless you (or your spouse) elect otherwise prior to the date distributions are required to commence, your life expectancy and, if applicable, your spouse's life expectancy will be recalculated annually based on your attained ages in the year for which the required distribution is being determined. The life expectancy of a nonspouse beneficiary will not be recalculated.

         In the case of a distribution other than as life income or joint life income, the annual distribution required to be made by your Annuity Date is for the calendar year in which you reached age 70 1/2. Annual payments for subsequent years, including the year in which your Annuity Date occurs, must be made by December 31 of that year. The amount distributed for each year shall equal or exceed the annuity value as of the close of business on December 31 of the preceding year, divided by the applicable life expectancy or joint and last survivor expectancy.

         You may satisfy the minimum distribution requirements under Section 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirement for two or more IRAs. For this purpose, if you own two or more IRAs, you may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

         Prior to the expiration of the 2-year period beginning on the date you first participated in any SIMPLE IRA Plan maintained by your employer, any rollover or transfer by you of funds from this SIMPLE IRA must be made to another of your SIMPLE IRAs. Any distribution of funds to you during this 2-year period may be subject to a 25-percent additional tax if you do not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, you may roll over or transfer funds to any of your IRAs that are qualified under Code Section 408(a) or (b).

         You or your beneficiary, as applicable, shall have the sole responsibility for requesting a distribution that complies with this Rider and applicable law.

10. We reserve the right to amend the Policy or this Rider to the extent necessary to qualify as an individual retirement annuity for federal income tax purposes.


               /s/ David A. Hopkins                /s/ D.A. Loney
                  Secretary                           President


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